UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2014

SPUTNIK ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52366	52-2348956
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7512 Dr. Phillips Blvd
Suite 50-302
Orlando, Florida 32819
(Address of principal executive offices and zip code)

407-203-7032
(Registrant’s telephone number)

1809 East Broadway #125
Oviedo, Florida 32732
 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On January 20, 2014, R. Thomas Kidd resigned and retired as an officer and sole director of the Issuer and Anthony Gebbia was appointed CEO and Sole Director of the Issuer. In connection with the resignation and the retirement of Kidd, the Issuer entered into a Severance Agreement with Mr. Kidd. Under the terms of the Severance Agreement, the Issuer agreed to execute a secured promissory note for $400,000 payable in accordance with its terms, obtain a term life insurance policy naming Mr. Kidd’s beneficiaries on or before March 1, 2014, and agreed to enter into an advisory agreement with Mr. Kidd to be activated in the future upon a merger or acquisition of an operating business or businesses.

The Severance Agreement is attached as exhibit 10.1 and should be referred to in its entirety for all terms and conditions of the transaction.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Severance Agreement between Sputnik Enterprises, Inc. and R. Thomas Kidd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Sputnik Enterprises, Inc.

Date: January 21, 2014	By:	/s/ Anthony Gebbia
Anthony Gebbia
Chief Executive Officer and Director

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